UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 8, 2016, Hanesbrands Inc. (the “Company”), along with MFB International Holdings S.à r.l. (“MFB International Holdings”), a wholly owned subsidiary of the Company, entered into a Third Amendment (“Third Amendment”) to its Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (the “Credit Agreement”), with the various financial institutions and other persons from time to time party to the Third Amended Credit Agreement (the “Lenders”), Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners.

The Third Amendment effects certain changes to the Credit Agreement, including (1) permitting the establishment of incremental Australian dollar term loans, subject to the limitations in the Credit Agreement including a senior secured leverage test, (2) permitting the establishment of incremental Australian dollar revolving commitments up to A$75,000,000, subject to other limitations in the Credit Agreement, (3) providing that the previously announced proposed acquisitions by the Company or its subsidiaries of Champion Europe S.p.A. and Pacific Brands Limited shall not reduce the Credit Agreement’s limitation on the acquisition of persons not incorporated or organized under the laws of the United States, and (4) making other changes to the Credit Agreement.

The foregoing description of the Third Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

From time to time, the financial institutions party to the Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.

 Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Third Amendment, dated as of June 8, 2016, to the Third Amended and Restated Credit Agreement, dated as of April 29, 2015, among Hanesbrands Inc., MFB International Holdings S.à r.l., the Lenders party thereto, Branch Banking & Trust Company and SunTrust Bank, as the Co-Documentation Agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the Co-Syndication Agents, JPMorgan Chase Bank, N.A., as the Administrative Agent and the Collateral Agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2016	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

10.1
Third Amendment, dated as of June 8, 2016, to the Third Amended and Restated Credit Agreement, dated as of April 29, 2015, among Hanesbrands Inc., MFB International Holdings S.à r.l., the Lenders party thereto, Branch Banking & Trust Company and SunTrust Bank, as the Co-Documentation Agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the Co-Syndication Agents, JPMorgan Chase Bank, N.A., as the Administrative Agent and the Collateral Agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the Joint Lead Arrangers and Joint Bookrunners.